                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant /X/

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  PORTEC, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                  PORTEC, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

[LOGO]

                                  PORTEC, Inc.
                                   Suite 120
                            One Hundred Field Drive
                          Lake Forest, Illinois 60045

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 25, 1995

To the Stockholders of
  PORTEC, Inc.

     The Annual Meeting of Stockholders of PORTEC, Inc. will be held in Room 710 of the Union League Club, 65 West Jackson Boulevard, Chicago, Illinois, at 10:00 A.M., on Tuesday, April 25, 1995, for the following purposes:

     1. To elect three directors to hold office for three-year terms.

     2. To consider and vote upon an amendment to the Company's 1988 Employees' Stock Benefit Plan which will (i) allow all stock options and stock appreciation rights granted under the Plan to be exercised within five years following termination of employment of the optionee (or termination of service in case the optionee is a non-employee director) if such termination is due to death, disability, or retirement in accordance with the Company's retirement policy, or until the option expires, whichever first occurs, (ii) authorize a one-time grant to each non-employee director of a stock option for 7,000 shares of Common Stock of the Company, and (iii) increase the annual grant of stock options to each non-employee director to 2,000 shares of Common Stock of the Company from the 1,000 already provided for in the Plan.

     3. To act upon such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business March 7, 1995, are entitled to notice of, and to vote at, this meeting or any adjournment thereof.

     If you are unable to attend the meeting in person, you are urged to sign, date and return promptly the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States. Any stockholder who attends the meeting may vote in person.

                                             By Order of the Board of Directors

                                                     N. A. DEDERT-KINDL
                                                  Vice President, Treasurer
                                                        and Secretary

March 24, 1995

  [LOGO]

                                  PORTEC, Inc.
                                   Suite 120
                            One Hundred Field Drive
                          Lake Forest, Illinois 60045

                                PROXY STATEMENT

     This proxy statement is expected to be mailed to stockholders on or about March 24, 1995. The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held April 25, 1995, and at any adjournment thereof.

     The record date for determination of stockholders entitled to vote at the Annual Meeting was March 7, 1995. At that date, the Company had issued only one class of voting securities, namely, Common Stock having a par value of $1.00 per share, of which there were 4,262,891 shares outstanding and entitled to vote. Each stockholder is entitled to one vote for each share registered in his or her name at the close of business on March 7, 1995.

     Proxies in the accompanying form, properly executed and received by the Secretary prior to the meeting and not revoked, will be voted as directed therein. Any proxy may be revoked by the stockholder granting it at any time prior to the voting at the meeting by giving written notice of such revocation to the Secretary of the Company.

PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with the term of office of one class expiring each year. The Board of Directors' nominees for the class of directors to be elected at the 1995 Annual Meeting for three-year terms are Albert Fried, Jr., L. L. White, Jr., and Michael T. Yonker. Each is presently a director having been elected by the stockholders at their 1992 Annual Meeting.

     Except where authority to vote is withheld, it is intended that the proxies solicited on behalf of the Board of Directors for the 1995 Annual Meeting will be voted for the Board's nominees for three-year terms.

     If, at the time of the 1995 Annual Meeting, a nominee is unable to or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The Board of Directors has no reason to believe that any substitute nominee will be required. If any nominee is elected but thereafter is unable or declines to serve, vacancies thereby created on the Board of Directors may be filled by the remaining directors in office.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" NOMINEES FRIED, WHITE, AND YONKER. UNDER DELAWARE LAW AND THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS, DIRECTORS WILL BE ELECTED BY A PLURALITY VOTE. BECAUSE DIRECTORS ARE ELECTED BY PLURALITY VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL NOT AFFECT THE OUTCOME OF THE ELECTIONS SINCE NO PARTICULAR MINIMUM VOTE OF THE SHARES PRESENT OR REPRESENTED AT THE MEETING AND ENTITLED TO BE VOTED IS REQUIRED.

     Information with respect to each nominee and each director whose term of office will continue after the 1995 Annual Meeting is as follows:

NOMINEES FOR ELECTION AS DIRECTORS:
(TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 1998)
                       ALBERT FRIED, JR.

                       Mr. Fried, age 65, became a director in December 1988 and the Company's Chairman of the Board in October 1989. He has been the Managing Partner of Albert Fried & Company, New York, New York (investment banking) for more than ten years and also is the Managing Partner of Buttonwood Specialists, L.P., New York, New York (specialists on the New York Stock Exchange). He is a member of the New York Stock Exchange, Inc. and the New York Futures Exchange, Inc. He is a director and vice chairman of Oneita Industries, Inc. and is also a director of various civic and philanthropic organizations.

                       L. L. WHITE, JR.

                       Mr. White, age 67, became a director in November 1988. He presently is retired and was employed by the Company in various executive capacities from 1967 until he retired as Senior Vice President--Commercial and Government Relations in 1984. Thereafter, he was a private investor until he served as the Company's Chairman of the Board from December 1988 until October 1989 and as acting Chief Executive Officer in December 1988.

                       MICHAEL T. YONKER
                       Mr. Yonker, age 52, became a director in December 1989. He joined the Company as President and Chief Executive Officer in December 1988, and continues to serve in that capacity. For the period of October 1981 until December 1988, he was the Vice President and Drive Division Manager of P. T. Components, Inc. of Philadelphia, Pennsylvania (industrial gear drives) which was formed as a private company in October 1981. He is a director of Crown Andersen, Inc., Modine Manufacturing Company, and Woodward Governor Company.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1996:
                       J. GRANT BEADLE
                       Mr. Beadle, age 62, became a director in April 1984. He retired in May 1991 from Union Special Corporation (manufacturer of industrial sewing machines) after thirty years service and was Chairman and Chief Executive Officer of that Company from December 1984 until his retirement. For the period of October 1991 until July 1993, he was an Associate Director of the Institute for the Learning Sciences at Northwestern University (educational research). He is a director of Woodward Governor Company, Batts, Inc., and Oliver Products Company.

                       ARTHUR McSORLEY, JR.
                       Mr. McSorley, age 66, became a director in March 1977. He is a director and President of Casey Co. (construction management) and has held those positions with that Company and its predecessor company, John F. Casey Company, for more than ten years.

                       ROBERT D. MUSGJERD

                       Mr. Musgjerd, age 71, became a director in August 1990. He retired in January 1991 as Senior Vice President--Marketing of the Construction Equipment Division of Komatsu-Dresser Company (construction equipment) and held that position with that company and its predecessor company, Dresser Industries, Inc., for more than seven years.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1997:
                       FREDERICK J. MANCHESKI

                       Mr. Mancheski, age 68, became a director in September 1990. He is Chairman of the Board and Chief Executive Officer of Echlin Inc., Branford, Connecticut (manufacturer of products that improve the efficiency and safety of motor vehicles) and has held that position since 1969. He is a director of RB&W Corporation.

                       JOHN F. McKEON

                       Mr. McKeon, age 69, became a director in January 1987. He retired in April 1989 as President of Link-Belt Construction Equipment Company (construction equipment), a company owned 51 percent by FMC Corporation and 49 percent by Sumitomo Heavy Industries, Ltd., and held that position commencing in 1986. He also retired in April 1989 as a Group Vice President of FMC Corporation (construction equipment) and held that position for more than ten years. He is a director of LinkBelt Equipment Co.; LBS-Spa, an Italian company; Dumore Corp., and Atwood
                       Industries.

                           BOARD OF DIRECTORS MATTERS

COMMITTEES

     The Company's Board of Directors has three standing committees: Audit, Nominating, and Stock Option and Compensation. All actions taken by a committee are reported to and reviewed by the Board of Directors.

     The Audit Committee, comprised of Messrs. Beadle, Mancheski, McKeon (Chairman), and Musgjerd, is responsible for recommending to the Board of Directors independent accountants to be engaged by the Company, reviewing the results and scope of the annual examinations performed by the independent accountants, reviewing with the appropriate officers and independent accountants (separately and jointly) the scope, adequacy and results of the Company's system of internal controls and approving in advance services to be performed by the independent accountants.

     The Nominating Committee, comprised of Messrs. Beadle, Fried, McSorley, White (Chairman), and Yonker, is responsible for making recommendations to the Board of Directors as to its size and composition as well as finding, screening and recommending to the Board persons to be considered as director nominees. The Nominating Committee will consider persons recommended by stockholders as nominees for directors. Such recommendations, together with the basis therefor, should be sent to the Nominating Committee in care of the corporate offices of the Company.

     The Stock Option and Compensation Committee, comprised of Messrs. Beadle, Mancheski, McSorley (Chairman), Musgjerd, and White, is responsible for making recommendations to the Board of Directors for all compensation programs, policies and levels for the directors, officers and other employees of the Company.

MEETINGS

     During 1994, the Company's Board of Directors held five meetings and the Board's Audit, Nominating, and Stock Option and Compensation Committees held three, one and three meetings, respectively. Each director attended more than 75 percent of the meetings of the Board and committees on which he served, except Mr. Mancheski.

COMPENSATION

     Directors of the Company, other than Mr. Yonker, are paid quarterly retainer fees and fees for attendance at Board and Board committee meetings. The 1994 quarterly retainer, Board meeting, and committee meeting attendance fees were $2,500, $750, and $600, respectively. The Chairman of the Board was paid an additional $250 for each Board meeting he chaired. For 1995, the quarterly retainer, Board meeting, and committee meeting fees have been increased to $3,500, $1,000, and $1,000, respectively. In addition, for both 1994 and 1995, the Chairman of each of the Audit, Nominating, and Stock Option and Compensation Committees is compensated at the annual rate of $2,600.

     In addition to the foregoing cash compensation, each year at the time of the Annual Meeting each non-employee director is granted a stock option to purchase 1,000 shares of Common Stock of the Company, at a price equal to the fair market value of the stock on the date of the grant, under the Company's 1988 Employees' Stock Benefit Plan. The amendment to such Plan to be acted upon at the 1995 Annual Meeting will increase the annual stock option grant to 2,000 shares and authorize a one-time grant to each non-employee director of an additional stock option to purchase 7,000 shares of Common Stock of the Company at a price equal to the fair market value of the stock on the date of the grant. See "Amendment to the 1988 PORTEC, Inc. Employees' Stock Benefit Plan," infra, for further information concerning such stock options.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The present members of the Stock Option and Compensation Committee of the Company's Board of Directors identified under the heading "Committees," supra, were the members of that Committee throughout 1994. Of these members, Mr. L. L. White, Jr. was employed by the Company in various executive capacities from 1967 until he retired as Senior Vice President--Commercial and Government Relations in 1984. Thereafter, he also served as the Company's Chairman of the Board from December 1988 until October 1989 and as acting Chief Executive Officer in December 1988.

                                STOCK OWNERSHIP

     The following table contains information relative to persons known to the management of the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                                                                                       AMOUNT
                                                                                        AND
                                                                                       NATURE
                                                                                         OF                  PERCENT
                                NAME AND ADDRESS OF                                   BENEFICIAL               OF
                                  BENEFICIAL OWNER                                    OWNER(A)               CLASS
- ------------------------------------------------------------------------------------  --------               ------
Albert Fried, Jr. and Albert Fried & Company........................................   892,558(b)             19.9%
40 Exchange Place
New York, New York 10005
The TCW Group, Inc. ................................................................   338,179(c)              7.9%
865 South Figueroa Street
Los Angeles, California 90017
FMR Corp. ..........................................................................   300,030(d)              7.0%
82 Devonshire Street
Boston, Massachusetts 02109-3614
Gabelli Funds, Inc. ................................................................   265,910(e)              6.2%
One Corporate Center
Rye, New York 10580-1434
Dimensional Fund Advisors, Inc. ....................................................   248,090(f)              5.8%
11th Floor
1299 Ocean Avenue
Santa Monica, California 90401

- ---------------
(a) The figures shown are as of March 7, 1995, except as otherwise indicated below.

(b) Included in these shares are 228,580 shares related to stock options granted to Mr. Fried which are presently exercisable and 6,600 shares held for his account by the Company's Savings and Investment Plan. Albert Fried & Company, of which Mr. Fried is managing partner, has the sole voting and dispositive powers with regard to 657,378 of these shares.

(c) The TCW Group, Inc. has sole voting and dispositive powers with regard to these shares.

(d) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 300,030 shares as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has dispositive power of the 300,030 shares owned by the funds, however, the funds' Boards of Trustees have sole voting power, which is carried out by Fidelity under written guidelines established by the funds' Boards of Trustees.

(e) Gabelli Funds, Inc. has sole voting and dispositive powers with regard to these shares.

(f) Dimensional Fund Advisors, Inc., ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 248,090 shares of PORTEC, Inc. stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     The following table contains information, as of March 7, 1995, relative to each director and nominee to continue as a director, the two non-director executive officers of the Company named in the Summary Compensation Table shown on Page 10, and all directors and executive officers as a group as to their beneficial ownership of the Company's Common Stock.

                                                                                SHARES OF COMMON
                             NAME OF INDIVIDUAL                                 STOCK AND NATURE
                                OR NUMBER OF                                     OF BENEFICIAL       PERCENT OF
                              PERSONS IN GROUP                                    OWNERSHIP(A)      COMMON STOCK
- -----------------------------------------------------------------------------   ----------------    -------------
Directors and Nominees:
  J. Grant Beadle............................................................           4,560(c)            (b)
  Frederick J. Mancheski.....................................................          13,805(c)            (b)
  John F. McKeon.............................................................           7,421(c)            (b)
  Arthur McSorley, Jr........................................................           4,702(c)            (b)
  Robert D. Musgjerd.........................................................           3,641(c)            (b)
  L. L. White, Jr............................................................          48,022(c,d)          1.1%
Directors who are Executive Officers:
  Albert Fried, Jr...........................................................         892,558(e)           19.9%
  Michael T. Yonker..........................................................         143,047(f)            3.3%
Other Executive Officers:
  John S. Cooper.............................................................          18,967(g)            (b)
  Nancy A. Dedert-Kindl......................................................          35,524(h)             .8%
All Directors and Executive Officers as a Group(10)..........................       1,172,247(i)           25.1%

- ---------------
(a) All beneficial ownership is direct and arises from sole voting and dispositive powers unless otherwise noted.

(b) Less than .5 percent.

(c) Included in the shares listed are 1,100 shares related to stock options which are presently exercisable.

(d) Mr. White has sole voting and dispositive powers with respect to 46,069 of these shares and his wife has sole voting and dispositive powers with respect to 853 of these shares.

(e) Included in these shares for Mr. Fried are 228,580 shares related to stock options which are presently exercisable and 6,600 shares held for his account by the Company's Savings and Investment Plan. Albert Fried & Company, of which Mr. Fried is managing partner, has the sole voting and dispositive powers with regard to 657,378 of these shares.

(f) Included in these shares for Mr. Yonker are 138,050 shares subject to stock options which are presently exercisable and 4,997 shares which are held for his account by the Company's Savings and Investment Plan.

(g) Included in the shares for Mr. Cooper are 8,855 shares subject to stock options which are exercisable within 60 days of March 24, 1995, and 10,112 shares which are held for his account by the Company's Savings and Investment Plan.

(h) Included in these shares for Ms. Dedert-Kindl are 25,080 shares subject to stock options which are exercisable within 60 days of March 24, 1995, and 9,168 shares which are held for her account by the Company's Savings and Investment Plan.

(i) Included in these shares are 407,165 shares covered by stock options which are exercisable within 60 days of March 24, 1995. Also, 30,877 shares are held for the accounts of officers by the Company's Savings and Investment Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table sets forth the total compensation paid or accrued by the Company and its subsidiaries for the three completed years ended December 31, 1994, for each of the executive officers of the Company whose salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                          ANNUAL COMPENSATION             ------------
                                  ------------------------------------     SECURITIES
                                                             OTHER         UNDERLYING
                                                             ANNUAL         OPTIONS/       ALL OTHER
       NAME AND                    SALARY      BONUS      COMPENSATION        SARS        COMPENSATION
  PRINCIPAL POSITION      YEAR      $(A)         $            $(B)          (SHARES)          $(D)
- -----------------------   ----    --------    --------    ------------    ------------    ------------
Michael T. Yonker......   1994    $240,612    $225,223            --         11,000(c)       $5,205
President and Chief       1993     233,604     210,960            --             --           6,836
Executive Officer         1992     226,800      95,823            --             --           9,295
Albert Fried, Jr.......   1994    $130,577    $ 53,624            --         11,000(c)       $4,602
Chairman of the Board     1993     128,040      50,228            --             --           6,233
                          1992     123,600          --            --             --           4,887
John S. Cooper.........   1994    $122,220    $ 13,566            --          2,200(c)       $5,842
Senior Vice President     1993     121,008      12,463            --          3,630(c)        7,006
and General Manager       1992     108,907      11,838            --          3,025(c)        6,569
of the Railway
Maintenance Products
Division
Nancy A.
  Dedert-Kindl.........   1994    $122,258    $ 68,663            --          3,300(c)       $4,535
Vice President,           1993     118,692      64,311            --          3,630(c)        6,133
Secretary, Treasurer      1992     111,035      28,147            --             --           3,792
and Controller

- ---------------
(a) Includes amounts deferred under the Company's Savings and Investment Plan and Directors Fees for Mr. Fried as follows: 1994 -- $16,000,
     1993 -- $16,800, 1992 -- $15,600.

(b) The dollar value of perquisites and other personal benefits for each of the above named executive officers was less than the established reporting threshold.

(c) Adjusted for 10% stock dividend paid December 15, 1994.

(d) The total amounts shown in this column for the last fiscal year consist of the following: (i) Mr. Yonker: $3,765 -- Company contribution to the Savings and Investment Plan; $1,440 -- Benefit attributed to Company owned life insurance policy; (ii) Mr. Fried: $3,765 -- Company contribution to the Savings and Investment Plan; $837 -- Benefit attributed to Company owned life insurance policy; (iii) Mr. Cooper: $3,485 -- Company contribution to the Saving and Investment Plan; $2,357 -- Benefit attributed to Company owned life insurance policy; (iv) Ms. Dedert-Kindl:
     $3,765 -- Company contribution to Savings and Investment Plan;
     $770 -- Benefit attributed to Company owned life insurance policy.

OPTIONS AND SARS

     The following table sets forth the details of stock options granted by the Company to the individuals named in the Summary Compensation Table during 1994.

                         OPTION/SAR GRANTS DURING 1994

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                          PERCENT OF
                            NUMBER OF       TOTAL                                   ANNUAL RATES OF STOCK
                            SECURITIES     OPTIONS/                                 PRICE APPRECIATION(D)
                            UNDERLYING   SARS GRANTED    EXERCISE                      FOR OPTION TERM
                             OPTIONS     TO EMPLOYEES     OR BASE     EXPIRATION    ---------------------
           NAME             GRANTED(#)     IN 1994      PRICE(C, E)      DATE          5%          10%
- --------------------------- ----------   ------------   -----------   ----------    ---------    --------
                              11,000(a,
Michael T. Yonker..........         e)       7.69%        $ 11.65       6/27/04      $80,577     $204,198
                              11,000(a,
Albert Fried, Jr. .........         e)       7.69%        $ 11.65       6/27/04      $80,577     $204,198
                               2,200(b,
John S. Cooper.............         e)       1.54%        $ 14.77      10/25/04      $20,439     $51,797
                               3,300(b,
Nancy A. Dedert-Kindl......         e)       2.31%        $ 14.77      10/25/04      $30,659     $77,695

- ---------------
(a) These options are exercisable commencing December 29, 1994 through the expiration date and were granted without stock appreciation rights.

(b) These options are exercisable commencing April 27, 1995 through the expiration date and were granted without stock appreciation rights.

(c) The option price of the shares of Common Stock covered by this option was the fair market value of the shares determined under the plan as the average of the high and low prices of a share on the Composite Tape for the day immediately preceding the date of grant.

(d) Amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Company's Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved.

(e) Adjusted for 10% stock dividend paid on December 15, 1994.

     The following table shows for the individuals named in the Summary Compensation Table the value of the options exercised during 1994 and the value of unexercised options and SARs at December 31, 1994.

                 AGGREGATE OPTIONS/SARS EXERCISED DURING 1994,
                 AND VALUE OF OPTIONS/SARS AT DECEMBER 31, 1994

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                             SHARES                    OPTIONS/SARS AT DECEMBER   IN-THE-MONEY OPTIONS/SARS
                            ACQUIRED         VALUE             31, 1994,            AT DECEMBER 31, 1994,
          NAME             ON EXERCISE    REALIZED(A)  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE(B)
- ------------------------   -----------    -----------  -------------------------  -------------------------
Michael T. Yonker.......          --              --        138,050/0                $1,244,227/0
Albert Fried, Jr. ......      20,000       $ 227,850        228,580/0                $2,122,106/0
John S. Cooper..........          --              --       6,655/2,200                 $40,476/0
Nancy A. Dedert-Kindl...          --              --      21,780/3,300                $191,547/0

- ---------------
(a) Based on the closing price of the Common Stock on the Composite Tape on the date the options were exercised, less the applicable option price.

(b) Based on the closing price of the Common Stock on December 31, 1994, less the applicable option price.

PENSION PLANS

     Substantially all of the Company's employees, including executive officers, are participants in the Company's Employees' Retirement Program. Also, officers and certain other managerial employees of the Company employed by the Company prior to 1982 may be participants in the Company's Supplemental Non-Qualified Retirement Income Plan.

     The following table shows the estimated pension benefits from the above program and plan based on a straight life annuity that an executive officer will receive if he or she retires at age 65, the normal retirement age:

                               PENSION PLAN TABLE

        HIGHEST CONSECUTIVE
         FIVE-YEAR AVERAGE
          EARNINGS DURING                                 YEARS OF CREDITED SERVICE
               FINAL           -------------------------------------------------------------------------------
        10 YEARS OF SERVICE       5          10          15          20          25          30          35
        --------------------   -------    --------    --------    --------    --------    --------    --------
              $100,000         $ 8,374    $ 16,748    $ 25,122    $ 33,496    $ 41,870    $ 50,244    $ 58,618
               150,000          12,874      25,748      38,622      51,496      64,370      77,244      90,118
               200,000          17,374      34,748      52,122      69,496      86,870     104,244     121,618
               250,000          21,874      43,748      65,622      87,496     109,370     131,244     153,118
               300,000          26,374      52,748      79,122     105,496     131,870     158,244     184,618
               350,000          30,874      61,748      92,622     123,496     154,370     185,244     216,118
               400,000          35,374      70,748     106,122     141,496     176,870     212,244     247,618
               450,000          39,874      79,748     119,622     159,496     199,370     239,244     279,118
               500,000          44,374      88,748     133,122     177,496     221,870     266,244     310,618
               550,000          48,874      97,748     146,622     195,496     244,370     293,244     342,118
               600,000          53,374     106,748     160,122     213,496     266,870     320,244     373,618

     For purposes of this program and plan, "earnings" means the amounts paid to the employee by the Company as reported to the Internal Revenue Service on Form W-2 plus the amount of compensation deferred by the employee pursuant to the Company's benefit plans. Earnings for the individuals who are participants under this program and plan and named in the above Summary Compensation Table are included in the amounts set forth in said table.

     At December 31, 1994, the individuals named in the Summary Compensation Table had the indicated years of credited service under the aforementioned program: Mr. Yonker--6 years, Mr. Fried--5.2 years, Mr. Cooper--15.5 years, and Ms. Dedert-Kindl--19.8 years.

     Pension benefits as above described are for the employee's life and are not subject to any reduction for Social Security benefits or other offset amounts. The Internal Revenue Code places certain limitations on pensions which may be paid under the Employees' Retirement Program as qualified under the Internal Revenue Code.

EMPLOYMENT, TERMINATION, AND CHANGE-IN-CONTROL AGREEMENTS

     Mr. Yonker, President and Chief Executive Officer of the Company, entered into an agreement with the Company in December 1988, which has been amended through December 1990, that sets forth the terms of his employment with the Company. His current annual compensation rate is $247,848 and he participates in the employee benefit plans as generally provided to executive officers of the Company. He has agreed not to voluntarily terminate his employment with the Company without giving 60 days prior written notice. The agreement also provides termination benefits if his employment terminates (for any reason other than death, disability, or certain specified causes) after an "event" whereby the Company is acquired or 22 percent of its outstanding Common Stock is acquired by a party who does not obtain the approval of the Company's Board of Directors prior to the transaction and prior to acquiring as much as 17 percent of the Company's Common Stock. The agreement provides that the "22 percent" figure is changed to "27 percent" as applicable to the acquisition of voting securities of the Company by Albert Fried & Company, The Fried Foundation, and Albert Fried, Jr. (collectively called "Mr. Fried"). An event also includes the situation when during any period of 24 consecutive months the individuals who at the beginning of such period constitute the members of the Board of Directors of the Company, plus all other members of such Board whose election or appointment to such Board or nomination for election to such Board was approved by the vote of at least a majority of the directors then still in office who either were directors of the Company at the beginning of the period or whose election or appointment or nomination for such election was previously so approved, cease for any reason to constitute at least 75 percent of the members of such Board. If he elects to exercise his right of termination of his employment because of an event, this must be done within ninety (90) days following the event. If the Company terminates the agreement for reasons other than good cause or Mr. Yonker terminates the agreement because of the Company's breach or an event, for a period of two years from the date of such termination or until his death, whichever is the shorter period, the Company shall (i) pay to him, in monthly installments, a cash amount equal to his monthly salary from the Company in effect immediately prior to such termination, and (ii) provide him with health, disability and life insurance coverage in amounts substantially equal to those he was receiving at the time of termination. In the event his employment is terminated as a result of an event, Mr. Yonker may elect to receive a lump sum cash settlement of the then present value of the cash payments due.

     Ms. Dedert-Kindl, Vice President, Treasurer and Secretary of the Company, entered into an agreement with the Company in November 1989, which has been amended through December 1990, and sets forth the terms of her employment with the Company. Her current annual compensation rate is $125,460 and she participates in the employee benefit plans as generally provided to officers of the Company. Ms. Dedert-Kindl's agreement includes substantially the same "change in control" provisions as described in the first paragraph of this Section, except that the figure "22 percent" referred to in said paragraph is changed to "20 percent", and the "20 percent" figure is changed to "27 percent" as applicable to the acquisition of voting securities of the Company by Mr. Fried. If she elects to exercise her right of termination of her employment because of an event, this must be done within ninety (90) days following the event. In the event of a termination of the agreement by the Company for reasons other than good cause or Ms. Dedert-Kindl terminates the agreement because of the Company's breach or an event, for a period of one year from the date of such termination or until her death, whichever is the shorter period, the Company shall (i) pay to her, in monthly installments, a cash amount equal to her monthly salary from the Company in effect immediately prior to such termination, and (ii) provide her with health, disability and life insurance coverage in amounts substantially equal to those she was receiving at the time of termination. In the event her employment is terminated as a result of an event, Ms. Dedert-Kindl may elect to receive a lump sum cash settlement of the then present value of the cash payments due.

     Mr. Cooper, Senior Vice President of the Company, entered into an agreement with the Company in December 1989, which provides for his employment with the Company until a date determined by the Company with six months notice. While an employee, he is to be paid at a monthly rate of $10,387 and participates in the Company's employee benefit plans as generally provided to officers of the Company. Following the termination date, he will be paid severance benefits equal to his aforementioned compensation rate until the earlier of (i) six months after the termination date, and (ii) the date he accepts new employment. If he commences non-competitive new employment while receiving severance benefits, in lieu of receiving additional severance benefits, he will receive a lump sum payment equal to 50% of any remaining severance benefits he would have received during said six month period. While he receives severance benefits, he also will receive certain insurance benefits equal to what he received while an employee. If he resigns prior to the termination date with the consent of the Company, he will be paid a lump sum amount of $30,250.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Stock Option and Compensation Committee of the Board of Directors ("Committee") is composed of five non-employee directors. It is the responsibility of the Committee to make recommendations to the Board of Directors for all compensation policies for the Company and for compensation levels for the executive officers.

Compensation Policies Regarding Executive Officers

     The objectives of the Company's executive compensation program are to attract and retain qualified personnel and to provide a total executive compensation plan that rewards the achievement of both short- and long-term performance goals. The Company's executive compensation program is comprised of a base salary, an annual cash incentive program, a long-term incentive compensation plan in the form of stock options, and severance agreements for certain key executives. The Committee is cognizant of provisions under Section 162(m) of the Internal Revenue Code which limit the deductibility of certain compensation expense. The Committee believes that it will not limit the deductibility of any compensation paid by the Company since the Company currently does not anticipate paying compensation in excess of $1 million per annum to any employee.

Base Salary

     Base salaries, bonus, and stock option awards for the Company's executive officers were determined by comparing salaries of its executives to those of executives in companies of similar size and industry, by evaluating the responsibilities of the various positions and by reviewing individual performance. Survey data, published by Wyatt Data Services, Inc. for 39 durable goods manufacturing companies with sales in the $50-$125 million range, were used for comparative purposes. The Company was somewhat above the third quartile in sales of this group and salaries were in the third quartile for both Mr. Yonker, the President and Chief Executive Officer of the Company, and the executive officers as a group. Based primarily on that comparison, during 1994, base salary increases of approximately 3.0% were made to the executive officers of the Company, and Mr. Yonker received a 3.0% increase in base pay.

     The survey data used by the Committee does not correspond to the peer group index in the Comparison of Five Year Total Return graph included in this proxy statement since many of the companies in the peer group are substantially larger than the Company and do not necessarily compete with the Company for executive talent.

Management Incentive Program

     Under an Incentive Compensation Plan for Key Executives, a target bonus is paid when pre-tax profit objectives and working capital-to-sales ratio objectives are met by the Company. These objectives are set by the Committee early each year and are directly related to the budgeted annual financial targets for the Company established by the Board of Directors. If both objectives are not met, the target bonus will be reduced. No bonus is paid below a minimum threshold for both objectives. If performance exceeds the objectives, additional bonus is paid subject to a cap. The Incentive Compensation Plan fixes a cap (permitted maximum) for a bonus under the plan of 100 percent of base salary for the Chief Executive Officer and limits ranging from 50 to 60 percent of base salary for other officers, dependent upon the particular office. The Summary Compensation Table, supra, in the "Bonus" column, shows the annual bonuses of the executive officers of the Company for the years 1992-1994 awarded under the plan. In 1992, Mr. Fried, Jr. was not covered by the Incentive Compensation Plan for Key Executives and during the 1992-1994 period,

Mr. Cooper was covered by a profit-sharing plan based on divisional performance. In 1994, bonus amounts under the Incentive Compensation Plan for Key Executives, exclusive of Mr. Yonker, ranged from 47% to 56% of base salary. Mr. Yonker received a bonus of 94% of base salary.

Stock Options

     The Company uses stock options as its principal long-term incentive device to promote strategic management and enhance stockholder value. Awards of stock options or stock appreciation rights are granted under the Company's stock option plan at the discretion of the Committee, with Board of Directors approval, based on the Company's performance toward stated long-term goals, individual performance, and the employee's position in the Company. The number of options to be granted is determined by a comparison of the relationship of the value of option grants to base salary with the value of option grants defined as the number of shares under option times the stock option price. The stock option price is equal to the fair market value on the day of grant. Outstanding options held are considered in the award of new options. During the years 1992-1994, stock options were granted to the executive officers in the Summary Compensation Table herein as follows. Mr. Albert Fried, Jr., Chairman of the Board, received an option for 10,000 shares of Common Stock in June, 1994, Mr. John S. Cooper, Senior Vice President, received an option for 2,000 shares of Common Stock in October, 1994, and Ms. Nancy A. Dedert-Kindl, Vice President, received an option for 3,000 shares of Common Stock in October, 1994. Mr. Yonker received an option for 10,000 shares of Common Stock in June, 1994.

Benefit Plans

     The Company provides its executive officers with insurance protection plans including medical, dental, life, accidental death and long-term disability, retirement programs and vacation and holiday plans. These plans are generally available to all Company employees.

Arthur McSorley, Jr.,
Chairman of Stock Option and
Compensation Committee

J. Grant Beadle, Member

Frederick J. Mancheski, Member

Robert D. Musgjerd, Member

L. L. White, Jr., Member

                               PERFORMANCE GRAPH

     The Securities and Exchange Commission requires a five-year comparison of the Company's Common Stock with the cumulative total return of (i) a broad equity market index, and (ii) a published industry or line-of-business index, or a peer companies index. The Company's Common Stock is traded on the New York Stock Exchange and Chicago Stock Exchange and one index selected was the S&P 500 Index. The Company, because of its diversified business activities, does not have a readily definable peer group; so it has selected the Dow Jones Industrial-Diversified Index as its second comparative index.

                      COMPARISON OF FIVE YEAR TOTAL RETURN
                        OF PORTEC, INC., S&P 500 INDEX,
                  AND DOW JONES INDUSTRIAL-DIVERSIFIED INDEX*

                      (line graph depicting table below)

                                                                   DOW JONES
                                                                  INDUSTRIAL-
      MEASUREMENT PERIOD                          S&P 500 IN-     DIVERSIFIED
    (FISCAL YEAR COVERED)        PORTEC, INC.         DEX            INDEX
1989                                       100             100             100
1990                                        50              97              93
1991                                        69             126             115
1992                                       141             136             134
1993                                       236             150             164
1994                                       323             152             150

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1989, and that all dividends were reinvested.

     There can be no assurance that the Company's Common Stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make nor endorse any predictions as to future Common Stock performance.

PROPOSAL 2

                       AMENDMENT TO THE 1988 PORTEC, INC.

                         EMPLOYEES' STOCK BENEFIT PLAN

     Introduction. The Board of Directors believes that the Company's success and long-term progress are dependent upon attracting, retaining, motivating and rewarding key salaried employees and in nonemployee directors having a close identity with the Company and its financial success. In regard to key salaried employees, the Board believes that the 1988 Employees' Stock Benefit Plan (the "1988 Plan"), first approved by stockholders in 1988, has been beneficial to the Company in regard to such objectives. Under the 1988 Plan, as heretofore amended, awards may be granted to key salaried employees of the Company and its subsidiaries in one or more of the following forms: (i) incentive stock options,
(ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock awards, and (v) performance units; and each non-employee director is to be granted a Non-qualified Stock Option to purchase 1,000 shares of Common Stock of the Company on the date of each Annual Meeting of the Stockholders held on or after April 26, 1994.

     Amendment. The Board of Directors has adopted, subject to approval of the stockholders at the 1995 Annual Meeting, an amendment to the 1988 Plan which will make three changes in the Plan. The Board believes these changes will enhance the incentives intended to be provided by the stock options and stock appreciation rights granted under the 1988 Plan.

     Specifically, the Board of Directors believes that increasing the period during which stock options and stock appreciation rights may be exercised following termination of employment (or termination of service in the case of optionees who are non-employee directors) due to death, disability, or retirement will improve for the holder of, and thus enhance the incentive intended by, such stock options and stock appreciation rights. The longer period for exercise should better assure that persons granted stock options and stock appreciation rights will have the opportunity to benefit from any long-term growth in value of the Company's Common Stock, and allow them to avoid exercising their options or rights during short-term adverse market conditions that might happen to exist at the time of termination of employment or service as a director due to death, disability, or retirement. Further, the Board of Directors believes that a one-time grant to each non-employee director of a Non-qualified Stock Option to purchase 7,000 shares of Common Stock, and an increase in the annual grant of such options to 2,000 shares from the 1,000 shares to each such director at the time of each Annual Meeting as already provided in the Plan, will increase the incentive for such directors to continue to promote the best interests of the Company's stockholders and to enhance long-term performance of the Company.

     Accordingly, the Board has adopted an amendment of the 1988 Plan, and recommends approval thereof by the stockholders, to make the following three changes:

     First, the amendment will allow stock options and stock appreciation rights granted under the Plan to be exercised within five years after employment with the Company ceases (or after service as a director ceases in the case of non-employee directors) due to death, disability, or retirement or until the option or right expires by its own terms, whichever first occurs, to the extent the option or right was exercisable on the date employment (or service as a non-employee director) ceased for any of those reasons. This will change the existing provisions which allow stock options and stock appreciation rights to be exercised within three months after employment (or service) ceases for any reason other than death, and for one year in the case of death, or until the option or right expires by its own terms, whichever first occurs.

     Second, the amendment provides for a one-time grant of a Non-qualified Stock Option to purchase 7,000 shares of Common Stock of the Company to each existing non-employee director, and to each future non-employee director upon election to office, in each case having an exercise price equal to the fair market value of the shares on the date of grant.

     At the February 20, 1995 meeting of the Board of Directors of the Company at which the amendment to the 1988 Plan was adopted, Non-qualified Stock Options to purchase 7,000 additional shares of the Company's Common Stock were granted, subject to approval of the amendment by the stockholders at the 1995 Annual Meeting, to each of the six existing non-employee directors. The expiration date for each of those options is 10 years from the date of grant and the exercise price under each of the stock options is $12.50 per share, which was the fair market value of the shares on the day following the date of the grant. The average of the high and low prices for the Common Stock of the Company on the Composite Tape on March 22, 1995, was $12.3125 per share.

     Third, the amendment provides for the granting at the time of each Annual Meeting a Non-qualified Stock Option to purchase 2,000 shares of Common Stock of the Company to each non-employee director then in office. If the amendment is approved, the increase in the annual grants of Non-qualified Stock Options will commence at the time of the 1995 Annual Meeting. This provision increases the annual grant to each non-employee director by 1,000 shares from the 1,000 shares already provided in the 1988 Plan, as amended in 1994.

     The non-employee directors of the Company during 1994 and subsequently to the present are J. Grant Beadle, Frederick J. Mancheski, John F. McKeon, Arthur McSorley, Jr., Robert D. Musgjerd and L.L. White, Jr. In 1994, each of them was granted a Non-qualified Stock Option to purchase 1,000 shares of Common Stock of the Company as the first of the annual grants of stock options to be made to non-employee directors under the 1988 Plan, as amended in 1994. Information concerning each of such stock options is as follows:

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION(B)
                                                                                          FOR OPTION TERM
                    NUMBER OF         DATE OF       EXERCISE PRICE     EXPIRATION      ---------------------
      NAME        SHARES COVERED       GRANT          PER SHARE           DATE            5%          10%
- ----------------- --------------   --------------   --------------   --------------    ---------    --------
Each Person......      1,100(a)    April 26, 1994       $11.37(a)    April 25, 2004     $ 7,865     $19,932
Total for
  Group..........      6,600                                                            $47,191     $119,591
                  ==============                                                       ========     =========

- ---------------
(a) Adjusted for 10% stock dividend paid on December 15, 1994.

(b) Amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Company's Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved.

     If the amendment to be acted upon at the 1995 Annual Meeting of Stockholders had been in effect during 1994, the amounts in the "Number of Shares Covered" and "Potential Realizable Value at Assumed Rates of Stock Appreciation for Option Term" in the above Table would have been doubled.

     In addition to the annual stock option grants, under the amendment to be acted upon at the 1995 Annual Meeting of Stockholders, and subject to obtaining approval of the amendment at such meeting, each of the non-employee directors has been granted a one-time Non-qualified Stock Option to purchase additional shares of Common Stock of the Company. Information concerning each such option is as follows:

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF STOCK
                                                                                     PRICE APPRECIATION(B)
                                                                                        FOR OPTION TERM
                    NUMBER OF         DATE OF      EXERCISE PRICE    EXPIRATION      ---------------------
      NAME        SHARES COVERED       GRANT         PER SHARE          DATE            5%          10%
- ----------------- --------------   -------------   --------------   -------------    ---------    --------
Each Person......      7,000       Feb. 20, 1995       $12.50       Feb. 19, 2005    $  55,028    $139,452
Total for
  Group..........     42,000                                                         $ 330,170    $836,715
                  ==============                                                      ========    =========

- ---------------
(a) Amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Company's Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved.

     The total of the shares of Common Stock of the Company for which stock options have been granted and are currently outstanding under the 1988 Plan, plus the shares of such stock obtained by exercise of stock options previously granted under such plan, are as follows for the persons and groups indicated:
Michael T. Yonker, President and Chief Executive Officer, 198,050 shares; Albert Fried, Jr., Chairman of the Board, 248,580 shares; John S. Cooper, Senior Vice President, 8,855 shares; Nancy A. Dedert-Kindl, Vice President, Secretary, Treasurer and Controller, 32,080 shares; all current executive officers as a group, 487,565 shares; all current directors (including those who are nominees for re-election) as a group, 495,230 shares; and all employees, excluding executive officers, as a group, 194,038 shares.

     Effective Date. The amendment to the 1988 Plan became effective February 20, 1995, the date it was adopted by the Board, subject to its approval at the 1995 Annual Meeting of Stockholders. If such stockholder approval is not obtained, the amendment will be null and void, and the one-time grant to each non-employee director on February 20, 1995, of a Non-qualified Stock Option to purchase 7,000 shares of the Company's Common Stock will be cancelled.

     Additional features of the 1988 Plan are set forth below.

     Administration. The 1988 Plan is administered by a committee of not less than three members of the Board (the "Committee"), none of whom have received an award during his tenure on the Committee, or during the 12 month period prior to commencing service on the Committee, except as permitted by Rule 16b-3(c)(2)(i)(A)-(D), or any successor provisions, under the Securities and Exchange Act of 1934. Subject to provisions of the 1988 Plan, the Committee recommends to the Board the Company's key employees to whom, and the time or times at which, awards shall be granted and the form and amount of and any limitations, restrictions and conditions applicable to any such awards.

     Stock Options. The Board may grant Incentive Stock Options and Non-qualified Stock Options under the 1988 Plan for shares of Common Stock. The option price of shares of Common Stock subject to Incentive Stock Options granted under the 1988 Plan shall not be less than 100% (110% in certain situations) of the fair market value of shares of Common Stock as determined on the date on which the option is granted or the par value of such stock, whichever is higher. The option price of shares of Common Stock subject to Non-qualified Stock Options granted under the 1988 Plan shall be such price as shall be set forth in an individual agreement with a key employee; provided, however, such price shall not be set less than the greater of 50% of the fair market value or the par value of such stock. The option price of shares of Common Stock subject to Non-qualified Stock Options granted to non-employee directors shall be 100% of the fair market value of a share of Common Stock on the date of grant. No such option shall be exercisable more than 10 years from the date it is granted. During the lifetime of an optionee, the stock option may be exercised only by him. At the time a stock option granted under the 1988 Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereunder shall be made in full in cash, by check, in shares of Common Stock of the Company at current market value, or by a combination of the above. In addition, the Committee may authorize, in accordance with rules and regulations adopted by it, payment of the option price by delivery to the Company of a properly executed exercise notice together with irrevocable instructions to a broker to (i) sell an amount of Common Stock sufficient to pay the option price and to deliver the proceeds from such sale promptly to the Company; or (ii) lend sufficient funds to pay the option price and to deliver such funds promptly to the Company. If the funds from the loan are not sufficient to pay the option price, then the Company will not deliver any shares until it receives payment to cover the deficiency. Incentive Stock Options are distinguished from Non-qualified Stock Options by special limitations related to their Federal tax status (see "Federal Tax Treatment" below). Furthermore, the aggregate fair market value of shares of Common Stock (valued at the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by a key employee during any calendar year may not exceed $100,000, determined in accordance with Section 422(d) of the Internal Revenue Code.

     Stock Appreciation Rights. In connection with any stock option granted under the 1988 Plan, the Board may include a Stock Appreciation Right either at the time of grant or thereafter while the option is outstanding, subject, however, to the condition that a Stock Appreciation Right may be granted in conjunction with an Incentive Stock Option only where such grant will not disqualify the Incentive Stock Option under Section 422 of the Internal Revenue Code. A Stock Appreciation

Right permits the holder to surrender to the Company his stock option, to the extent it is unexercised, and to receive in exchange therefor shares of Common Stock of the Company having an aggregate fair market value equal to the excess of the fair market value of one share over the option price per share specified in the option multiplied by the number of shares subject to the option surrendered. Subject to certain limitations, the Company can elect to settle part or all of its obligations arising out of the exercise of a Stock Appreciation Right by the payment of cash, shares of Common Stock of the Company, or partly in cash and partly in shares of Common Stock of the Company. A Stock Appreciation Right is exercisable only to the extent the underlying stock option is exercisable and only for such period as the Committee may determine. In the event that the Company shall cancel all unexercised stock options as of the effective date of the sale of all or substantially all of its assets, a merger or a consolidation, or in the case of the dissolution of the Company, each Stock Appreciation Right held by a grantee shall be automatically exercised on such date within 30 days prior to the effective date of such transaction or dissolution as the Committee shall determine and, in the absence of such determination, on the last business day prior to such effective date unless both the Committee and the holder of such Stock Appreciation Right agree in writing that such right shall not be exercised at that time.

     Restricted Stock Awards. The Board may also grant Restricted Stock Awards under the 1988 Plan for shares of Common Stock of the Company upon such terms as the Committee may determine. All such awards shall be evidenced by a written Restricted Stock Agreement. Subject to the following, the grantee of a Restricted Stock Award shall be issued or transferred the number of shares of Common Stock granted thereunder, and a certificate or certificates for such shares shall be issued in the grantee's name, and the grantee shall thereupon have all the rights of a stockholder with respect to such shares. Each share issued pursuant to a Restricted Stock Award shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Agreement, to the following restrictions: (i) none shall be sold, transferred, pledged, or otherwise disposed of except upon the death of the grantee, and (ii) all shares shall be forfeited to the Company without notice and without consideration upon the occurrence of any of the following: (A) termination of the grantee's employment with the Company for any reason other than retirement, disability, or death; or (B) without the consent of the Company, performance of services by the grantee for, or the acquisition of an ownership interest in excess of 5% in, any competitor of the Company at a time when the grantee is an employee of the Company, or any subsidiary; or (C) an attempt by the grantee to transfer such shares in violation of (i) above. To the extent any shares issued under a Restricted Stock Award have not theretofore been forfeited pursuant to (i) or
(ii) above, the restrictions on such shares shall lapse and the shares shall be appropriately distributed (unless otherwise stated in the Restricted Stock Agreement) on the first to happen of: (a) death of the grantee, (b) termination of the grantee's employment by reason of his disability, or (c) as otherwise determined by the Committee. In aid of such restrictions, certificates for shares awarded thereunder shall be held by the Company for the account of each grantee until the restrictions lapse.

     Performance Units. Under the 1988 Plan, the Board may also grant one or more Performance Units to any key employee. Performance Units shall be evidenced by written Performance Unit Agreements. Upon making any such award, the Committee shall determine the number and Stated Value of the Performance Units awarded to the grantee. The Stated Value of each Unit shall be the fair market value of a share of Common Stock of the Company on the date the Performance Units are granted. The Committee also shall establish the primary and minimum Performance Targets for each Unit for an Award Period of not exceeding five years. Each Performance Target shall be expressed as an increase in the Company's earnings per share, net income, or return on equity, or in terms of any other standard the Committee shall determine. Attainment by the Company of a primary Performance Target will result in the Stated Value of all Units included in the Performance Unit Agreement being earned. Failure of the Company to attain a minimum Performance Target shall mean the Stated Value of none of the Units included in the Performance Unit Agreement has been earned. Attainment between the primary and minimum Performance Targets shall result in the Stated Value of a proportionate number of the Units included in the Performance Unit Agreement being earned. For purposes of determining whether Performance Targets have been met, the Committee may, in its discretion equitably restate the Company's earnings per share, net income, or any other factor utilized in establishing the Performance Targets to take into account the effect, if any, of: (i) acquisitions or dispositions of businesses by the Company, (ii) extraordinary or non-recurring events, (iii) increases or decreases in the number of shares of issued Common Stock of the Company resulting from a division or consolidation of shares, or payment of a share dividend or other increase or decrease in number of shares outstanding effected without the receipt of consideration by the Company, and (iv) changes in accounting principles, tax laws, or other laws and regulations that significantly affect the Company's financial performance. Payment in respect to those Performance Units which have been earned shall be in an amount equal to the Stated Value of the Performance Units earned. Payment for earned Performance Units shall be in cash of shares of Common stock at current market value, or partly in cash and partly in shares of Common Stock of the Company, as the Committee shall determine.

     Certain Transactions. The 1988 Plan provides that, subject to any required action by the stockholders, in the event the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger or a consolidation, the Committee may in its discretion revise, alter, amend, or modify any Incentive Stock Option. Non-qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, or Performance Unit outstanding under the 1988 Plan in any one or more of various respects, and other adjustments may be made in the discretion of the Committee to provide grantees of awards payable in Common Stock with equivalent benefits offered or provided to stockholders of the Company generally in connection with the transaction. Additionally, in the event of dissolution of the Company, (i) every outstanding stock option and Stock Appreciation Right shall terminate; provided, however, that each optionee shall have 30 days prior written notice of such event during which time he shall have the right to exercise (without regard to installment limitations) his wholly or partially unexercised stock option and Stock Appreciation Right, (ii) all restrictions relating to outstanding Restricted Stock Awards shall lapse at least 30 days prior to such dissolution, and (iii) equitable adjustments may be made, in the discretion of the Committee, to outstanding Performance Units, including modification of Performance Targets and acceleration of Award Periods.

     Termination of Employment. In the event that a grantee under the 1988 Plan shall die or leave the employ of the Company and its subsidiaries, the grantee or his estate, or the person who acquires his option by bequest or inheritance shall have the right to exercise his stock option or

Stock Appreciation Right for the period discussed under the subcaption "Amendment," supra, but in either event only to the extent such stock option or Stock Appreciation Right was exercisable at the date of his cessation of employment. In its discretion, the Committee may provide that if a former employee holds a Non-qualified Stock Option or a Stock Appreciation Right and enters into a non-compete agreement with the Company when his actual employment ends, his employment for purposes of his right to exercise such option or Right will continue until such agreement is violated or terminated. All Performance Units granted to a grantee under the 1988 Plan shall terminate without notice of payment upon grantee's death, retirement, or other termination of employment with the Company and its subsidiaries, except that grantees of Performance Units whose employment ceases prior to the expiration of the applicable Award Period, or their legal representatives, heirs or legatees, shall be entitled to receive within 120 days after the end of the Award Period, payment with respect to Performance Units to the extent, if at all, as would the grantee if the grantee were an employee throughout the Award Period, provided, however, such payment shall be reduced proportionately for the portion of the Award Period the grantee was not so employed.

     Certain Adjustments to Maximum Limitations. As indicated above, the maximum number of shares of Common Stock and of Performance Units available for grant under the 1988 Plan may be adjusted in the event of a recapitalization, stock dividend, or other similar event. In addition, in the event that, prior to the end of the period during which an option, right, award, or unit may be granted under the 1988 Plan, (i) any stock option expires unexercised or is terminated, surrendered, or cancelled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised, in whole or in part, for any reason, (ii) any Restricted Stock Award is forfeited, in whole or in part, for any reason, or (iii) all or any part of the Performance Units included in a Performance Unit Agreement are terminated or unearned for any reason, then the number of shares theretofore subject to such option or award plus the number of units included in such Performance Unit Agreement, or the unexercised, forfeited or unearned portion thereof, shall be added to the remaining maximum number of shares of Common Stock and Performance Units available for grant as an option, award, or unit under the Plan, including a grant to a former holder of such option, award, or unit, on such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former option, award, or unit.

     Federal Tax Treatment of Options. Under Section 422(a) of the Internal Revenue Code, as now in effect, at the time an Incentive Stock Option is granted or exercised, there are generally no tax consequences to the employee or the Company. The excess of the fair market value of a share of Common Stock over the per share option price (i.e., the "spread") at the date of exercise is a tax preference item, however, and this may cause the employee to incur alternate minimum tax liability. If the employee holds the stock received on exercise for at least two years from the date of grant and one year from the date of exercise, any gain realized on the disposition of the stock will be accorded long-term capital gain treatment and no business expense deduction will be allowed to the Company. If the holding period requirements are not satisfied, the employee will recognize ordinary income at the time of sale equal to the lesser of (i) the gain realized on the sale or (ii) the spread at the date of exercise. Any additional gain on the sale not reflected above will be long-term or short-term capital gain. In such case the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee at the date of sale.

     An optionee issued shares of Common Shares of Common Stock under a Non-qualified Stock Option will realize ordinary income for Federal income tax purposes upon the exercise of the option, measured by the excess of the then fair market value of the shares of Common Stock over the option price. Generally, this income will be measured as of the date of exercise. In the case of an optionee subject to Section 16(b) under the Securities and Exchange Act of 1934, income will be measured as of the date the restrictions of Section 16(b) terminate (usually six months after exercise) unless the optionee elects, within 30 days of exercise, to be taxed as of the date of exercise. The Company will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income recognized by the optionee.

     Withholding. The Company, as a condition of receiving a deduction with respect to the ordinary income recognized by the grantee of a Non-qualified Stock Option as described above, or a deduction attributable to ordinary income recognized by a grantee in connection with any other award under the Plan, must withhold for taxes of the grantee attributable to such income. Participants may, with the approval of the Committee, pay withholding taxes in cash or check, by means of contributing shares of the Company's Common Stock previously acquired or by having cash or shares of Common Stock deducted from the amount to be received upon the exercise or vesting of an award.

     Amendment or Termination. The Board of Directors, without further action on the part of the stockholders, may from time to time, alter, amend, or suspend the 1988 Plan, or any option, right, award, or unit granted thereunder, or may at any time, terminate the 1988 Plan, except that without stockholder approval it may not (i) change the total number of shares of Common Stock and of Performance Units available for grant or award under the 1988 Plan (except as such number may be adjusted in the event of recapitalization, stock dividend, or similar event), (ii) extend the duration of the 1988 Plan, (iii) increase the maximum term of Incentive Stock Options or Non-qualified Stock Options, (iv) decrease the minimum option price below par value per share of Common Stock, or
(v) change the class of employees eligible to be granted options, rights, units, or awards under the 1988 Plan. No such amendment may materially and adversely affect any outstanding option, right, unit, or award without the consent of the holder thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL NO. 2 TO AMEND THE 1988 EMPLOYEES' STOCK BENEFIT PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS AT WHICH A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS VOTED ON PROPOSAL NO. 2, IS NECESSARY FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1988 EMPLOYEES' STOCK BENEFIT PLAN. ABSTENTIONS WITH RESPECT TO PROPOSAL NO. 2 BY SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING OF STOCKHOLDERS WILL HAVE THE EFFECT OF BEING SUBSTANTIALLY EQUIVALENT TO VOTES AGAINST THE PROPOSAL BECAUSE A MINIMUM NUMBER OF FAVORABLE VOTES, BASED UPON THE NUMBER OF SHARES HELD BY PERSONS PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, IS REQUIRED FOR APPROVAL AND SUCH SHARES WILL BE CONSIDERED AS ENTITLED TO VOTE ON THE PROPOSAL. BROKER NON-VOTES (WHEN A BROKER HOLDING SHARES FOR CLIENTS IN STREET NAME IS NOT PERMITTED TO VOTE ON CERTAIN MATTERS WITHOUT THE CLIENTS' INSTRUCTIONS) WILL NOT AFFECT THE OUTCOME OF THE VOTE ON PROPOSAL NO. 2. SUCH SHARES ARE NOT CONSIDERED TO BE "ENTITLED TO VOTE" ON THAT MATTER AND THEREFORE ARE NOT COUNTED IN DETERMINING THE NUMBER OF VOTES ELIGIBLE TO BE CAST ON THE PROPOSAL.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of Price Waterhouse LLP as its independent accountants for the year 1995 and Price Waterhouse LLP has agreed to serve in this capacity. This appointment was made upon the recommendation of the Audit Committee, which is composed of directors who are not officers or otherwise employees of the Company. Price Waterhouse LLP commenced serving as the Company's independent accountants in 1974.

     Representatives of Price Waterhouse LLP will be present at the 1995 Annual Meeting and will be given an opportunity to make a statement, if they desire to do so, and will be expected to respond to appropriate questions presented at the meeting.

                             STOCKHOLDER PROPOSALS

     The Company's By-Laws provide that the Company's Annual Meeting to be held in 1996 will be held April 23, 1996. Therefore, in order to be considered for inclusion in the Company's Proxy Statement for the Company's Annual Meeting to be held in 1996, all stockholders' proposals must be received by the Secretary, PORTEC, Inc., One Hundred Field Drive, Suite 120, Lake Forest, Illinois 60045, on or prior to November 25, 1995.

                                 OTHER MATTERS

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, officers and other regular employees of the Company may, without additional compensation, solicit proxies by telephone, by telegraph, by telefax or in person. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of stock and obtaining their proxies. The Company also has engaged Proxy Services Corporation, a proxy solicitation firm, to assist in the solicitation of proxies at a cost not anticipated to exceed $4,500 plus customary expenses.

     The Board of Directors of the Company knows of no matters other than those hereinbefore specified that will be presented at the meeting. If any other matters properly come before the meeting or any adjournment thereof, the person or persons voting the accompanying proxies will vote them in accordance with their best judgment on such matters.

     Even though you intend to attend the meeting in person, you are requested to sign, date and return the enclosed proxy. If you do attend, you may revoke the proxy and vote in person should you so desire. A prompt response will be appreciated.

     The preceding information relating to directors and officers of the Company and other persons in the Sections entitled 'Election Of Directors' and 'Stock Ownership' is based on information furnished to the Company by such persons and SEC reports.

                                          By Order of the Board of Directors

                                          N. A. DEDERT-KINDL
                                          Vice President, Treasurer and
                                          Secretary

March 24, 1995

PROXY                                                                      PROXY


                                 PORTEC, INC.

                ANNUAL MEETING OF STOCKHOLDERS APRIL 25, 1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints J. Grant Beadle, John F. McKeon and Robert D. Musgjerd, and each of them, as Proxies, with full power of substitution, to vote all shares of Common Stock of PORTEC, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Chicago, Illinois, on April 25, 1995, at 10:00 A.M., Chicago time, or any adjournment thereof.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.

                (Continued and to be signed on reverse side.)


                                 PORTEC, INC.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

1.  Election of Directors                                   For All
    Nominees: Albert Fried, Jr.,             For  Withheld  Except                                             For  Against  Abstain
    L.L. White, Jr. and Michael T. Yonker.   / /    / /      / /                 2. Proposal to amend the      / /    / /      / /
    (INSTRUCTION: To withhold authority                         _________________   1988 Employees' Stock
    to vote for any individual nominee                          Nominee Exception   Benefit Plan.
    write that nominee's name in the
    space provided.)                                                             3. In their discretion, the Proxies are authorized
                                                                                    to vote upon such other matters as may properly
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2                      come before the meeting or any adjournment
                                                                                    thereof.

                                                                                                           DATED:_____________, 1995
                                                                                                              PLEASE SIGN HERE AND
                                                                                                                 RETURN PROMPTLY

                                                                                   ________________________________________________

                                                                                   ________________________________________________
                                                                                   Please sign exactly as your name or names appear
                                                                                   above. For joint accounts, each owner should
                                                                                   sign. When signing as executor, administrator,
                                                                                   attorney, trustee or guardian, etc., please
                                                                                   give your full title.
